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                                   EXHIBIT 23
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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of BellSouth Telecommunications, Inc. on Form S-3 of our report dated February 3, 1995, on our audit of the consolidated financial statements of BellSouth Telecommunications, Inc. and Subsidiaries included in the Annual Report on Form 10-K of BellSouth Telecommunications, Inc. and Subsidiaries for the year ended December 31, 1994. We also consent to the reference to our Firm under the caption "Independent Accountants."

  /s/  COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 16, 1995